Exhibit j under Form N-1A
                                       Exhibit 23 under Item 601/Reg. S-K


 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING
                                      FIRM


We consent to the references to our firm under the caption "Financial Highlights" in the Institutional Shares, Institutional Service Shares and Class Y Shares Prospectuses and "Independent Registered Public Accounting Firm" in the Institutional Shares and Institutional Service Shares Statement of Additional Information and in the Class Y Shares Statement of Additional Information for Federated U.S. Government Securities Fund: 1-3 Years in Post-Effective Amendment Number 40 to the Registration Statement (Form N-1A, No. 2-89028) of Federated U.S. Government Securities Fund: 1-3 Years, and to the incorporation by reference therein of our report dated April 7, 2006 on the financial statements and financial highlights of Federated U.S. Government Securities Fund: 1-3 Years included in the Annual Report to Shareholders for the fiscal year ended February 28, 2006.






Boston, Massachusetts
April 25, 2006